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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
NRG Energy, Inc.:

We consent to the incorporation by reference in this registration statement to register 420,000 Shares of 4% Convertible Perpetual Preferred Stock and 10,500,000 Shares of Common Stock issuable upon conversion of the Preferred Stock on Form S-3/A (File No. 333-123677)of NRG Energy, Inc. of our report dated March 29, 2005, with respect to the consolidated balance sheet of NRG Energy, Inc. as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity/(deficit) and comprehensive income/(loss) and cash flows for the year then ended, and the related financial statement schedule, and also our report dated March 29, 2005, with respect to management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of NRG Energy, Inc. We also consent to the reference to our firm under the heading "Experts" in this registration statement.


/s/ KPMG LLP
--------------------------
Philadelphia, Pennsylvania
May 25, 2005